Date and Time: March 2, 2009 10:06 AM Pacific Time

	Mailing Address:	Location:
Ministry	PO BOX 9431 Stn Prov Govt.	2nd Floor - 940 Blanshard St.
of Finance	Victoria BC V8W 9V3	Victoria BC
BC Registry Services	www.corporateonline.gov.bc.ca	250 356-8626

Notice of Alteration FORM 11 BUSINESS CORPORATIONS ACT Section 257

Filed Date and Time:	March 2, 2009 10:06 AM Pacific Time

NOTE:	Filed but not Effective - The Notice of Alteration may be withdrawn at any time prior to the specified date and time of alteration.

NOTICE OF ALTERATION
Incorporation Number:	Name of Company:
BC0553750	ORCA INTERNATIONAL LANGUAGE SCHOOLS
INC.

Name Reservation Number:	Name Reserved:
NR7594802	SGB INTERNATIONAL HOLDINGS INC.

ALTERATION EFFECTIVE DATE:

Specified Date and Time of Alteration: March 3, 2009 06:30 AM Pacific Time

CHANGE OF NAME OF COMPANY

From:	To:
ORCA INTERNATIONAL LANGUAGE SCHOOLS	SGB INTERNATIONAL HOLDINGS INC.
INC.

ADD A RESOLUTION DATE:

Date(s) of Resolution(s) or Court Order(s) attaching or altering Special Rights and Restrictions attached to a class or a series of shares:

New Resolution Date: January 14, 2009

BC0553750 Page: 1 of 2

AUTHORIZED SHARE STRUCTURE

	1.	No Maximum					Common Shares																	Without Par Value
With Special Rights or
_	_ _	_ _ _	_ _ _	_	_	_	_ _ _ _ _ _ _ _	_	_	_	_	_	_	_	_	_	_	_	_	_	_	_	_	_ Restrictions _ _ _ _ attached _ _ _	_	_	_	_	_

	2.	No Maximum					Preferred Shares																	Without Par Value
With Special Rights or
_	_ _	_ _ _	_ _ _	_	_	_	_ _ _ _ _ _ _ _	_	_	_	_	_	_	_	_	_	_	_	_	_	_	_	_	_ Restrictions _ _ _ _ attached _ _ _	_	_	_	_	_

BC0553750 Page: 2 of 2